Exhibit 5.B

NAMES AND ADDRESSES OF

THE UNDERWRITERS OF THE BONDS

Nomura International plc

Nomura House

1 St Martins-le-Grand

London EC1A 4NP

Attn: Sophoa Rozza

Morgan Stanley & Co. International Limited

20 Cabot Square, Canary Wharf

London, E14 4QW, U.K.

Attn: Jennifer Hazelwood

UBS Limited

100 Liverpool Street

London EC2M 2RH

Attn: Lisa Scholetfield

BNP Paribas

10 Harewood Street

London NW1 6AA

Attn: Carly Palmer

Citigroup Global Markets Inc.

390 Greenwich Street

4th Floor

New York, NY

Attn: Kevin O’Sullivan

Credit Suisse First Boston (Europe) Limited

One Cabot Square

London E14 4QL

Attn: Shirley Wright

Daiwa Securities SMBC Europe Limited

Debt Syndicate

5 King William Street

London EC4N 7AX

Attn: Stella English

Deutsche Bank Securities Inc.

Debt Syndicate

60 Wall Street, 3rd Floor

New York, NY 10005-2858

Attn: Isidoro Mazzara / Keith Delon

Goldman Sachs International

River Court

120 Fleet Street

London EC4A 2BB

Attn: Jane Brooks

Merrrill Lynch International

Merrill Lynch Financial Centre

2 King Edward Street

London EC1A 1HQ

Attn: Alison Bennett

Mitsubishi UFJ Securities International plc

6 Broadgate

London EC2M 2AA

Attn: Robert Moynihan

Mizuho International plc

Bracken House

One Friday Street

London EC4M 9JA

Attn: Julian Kerslake